Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-102805) pertaining to the Hormel Foods Corporation Joint Earnings Profit Sharing Trust of our report dated April 20, 2007, with respect to the financial statements and schedule of the Hormel Foods Corporation Joint Earnings Profit Sharing Trust included in this Annual Report (Form 11-K) for the year ended October 28, 2006.

                                                                                                                                                                /s/ Ernst & Young LLP

Minneapolis, Minnesota

April 20, 2007